Exhibit (h)(5)(xii)

FIFTH AMENDMENT TO AMENDED AND RESTATED

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

This Fifth amendment to the Amended and Restated Fee Waiver and Expense Reimbursement Agreement is made as of this 22nd day of February, 2013 by and between the AQR Funds (“Trust”), on behalf of its series listed on Appendix A hereto (each, a “Fund”), and AQR Capital Management, LLC (“AQR”).

WHEREAS, the parties hereto entered into a Fee Waiver and Expense Reimbursement Agreement dated as of December 10, 2008 (the “Agreement”) in order to reduce the investment advisory fees charged to the Funds described in the Advisory Agreement, waive other fees it is entitled to receive from the Funds and/or reimburse certain operating expenses for the Funds to keep net expenses at specified levels as set forth in Appendix A;

WHEREAS, the parties have entered into an Amended and Restated Fee Waiver and Expense Reimbursement Agreement dated as of May 18, 2011 (the “Amended and Restated Agreement”) in order to clarify certain exclusions included in Section 1 of the Agreement; and

WHEREAS, the parties hereto wish to amend Appendix A of the Amended and Restated Agreement in order to add the AQR Core Equity Fund, AQR Small Cap Core Equity Fund and AQR International Core Equity Fund, extend the term of the Agreement or amend the expense cap for certain Funds included therein.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, Trust and AQR agree as follows:

1. AMENDMENT OF APPENDIX A. Appendix A of the Amended and Restated Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Amended and Restated Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Bradley Asness
Name:	Nicole DonVito	Name:	Bradley Asness
Title:	Vice President	Title:	Principal & Chief Legal Officer

APPENDIX A

(Amended as of February 22, 2013)

FUNDS AND EXPENSE CAPS

Name of Fund	Class	Expense Cap	Date
Active Funds:

AQR Global Equity Fund	N	1.20%	May 2, 2011 – April 30, 2012
		1.25%	May 1, 2012 – April 30, 2014
	I	0.90%	May 2, 2011 – April 30, 2012
		0.95%	May 1, 2012 – April 30, 2014

AQR International Equity Fund	N	1.25%	May 2, 2011 – April 30, 2012
		1.30%	May 1, 2012 – April 30, 2014
	I	0.95%	May 2, 2011 – April 30, 2012
		1.00%	May 1, 2012 – April 30, 2013

AQR Diversified Arbitrage Fund	N	1.50%	March 31, 2011 – April 30, 2014
	I	1.20%	March 31, 2011 – April 30, 2014

AQR Momentum Fund	L	0.49%	March 31, 2011 – April 30, 2014
	N	0.74%	December 17, 2012 – April 30, 2014

AQR Small Cap Momentum Fund	L	0.65%	March 31, 2011 – April 30, 2014
	N	0.90%	December 17, 2012 – April 30, 2014

AQR International Momentum Fund	L	0.65%	March 31, 2011 – April 30, 2014
	N	0.90%	December 17, 2012 – April 30, 2014

AQR Managed Futures Strategy Fund	N	1.50%	March 31, 2011 – April 30, 2014
	I	1.25%	March 31, 2011 – April 30, 2014

AQR Risk Parity Fund	N	1.20%	June 10, 2010, 2010 – April 30, 2014
	I	0.95%	June 10, 2010, 2010 – April 30, 2014

AQR Multi-Strategy Alternative Fund	N	2.23%	July 18, 2011, 2011 – April 30, 2014
	I	1.98%	July 18, 2011 – April 30, 2014

AQR Tax-Managed Momentum Fund	L	0.54%	January 27, 2012 – April 30, 2014
	N	0.79%	December 17, 2012 – April 30, 2014

AQR Tax-Managed Small Cap Momentum Fund	L	0.70%	January 27, 2012 – April 30, 2014
	N	0.95%	December 17, 2012 – April 30, 2014

AQR Tax-Managed International Momentum Fund	L	0.70%	January 27, 2012 – April 30, 2014
	N	0.95%	December 17, 2012 – April 30, 2014

AQR U.S. Defensive Equity Fund	N	1.00%	July 9, 2012 – April 30, 2013
		0.74%	May 1, 2013 – April 30, 2014
	I	0.75%	July 9, 2012 – April 30, 2013
		0.49%	May 1, 2013 – April 30, 2014

AQR International Defensive Equity Fund	N	1.15%	July 9, 2012 – April 30, 2013
		0.90%	May 1, 2013 – April 30, 2014
	I	0.90%	July 9, 2012 – April 30, 2013
		0.65%	May 1, 2013 – April 30, 2014

AQR Emerging Defensive Equity Fund	N	1.40%	July 9, 2012 – April 30, 2013
		1.15%	May 1, 2013 – April 30, 2014
	I	1.15%	July 9, 2012 – April 30, 2013
		0.90%	May 1, 2013 – April 30, 2014

AQR Risk-Balanced Commodities Strategy Fund	N	1.30%	July 9, 2012 – April 30, 2014
	I	1.05%	July 9, 2012 – April 30, 2014

AQR Risk-Balanced Commodities Strategy LV Fund	N	1.05%	July [ ], 2012 – April 30, 2014
	I	0.80%	July [ ], 2012 – April 30, 2014

AQR Risk Parity II MV Fund	N	1.20%	November 5, 2012 – April 30, 2014
	I	0.95%	November 5, 2012 – April 30, 2014

AQR Risk Parity II HV Fund	N	1.40%	November 5, 2012 – April 30, 2014
	I	1.15%	November 5, 2012 – April 30, 2014

AQR Core Equity Fund	N	0.79%	March [ ], 2013 – April 30, 2015
	L	0.54%	March [ ], 2013 – April 30, 2015

AQR Small Cap Core Equity Fund	N	1.00%	March [ ], 2013 – April 30, 2015
	L	0.75%	March [ ], 2013 – April 30, 2015

AQR International Core Equity Fund	N	0.95%	March [ ], 2013 – April 30, 2015
	L	0.70%	March [ ], 2013 – April 30, 2015

Dormant Funds

AQR International Small Cap Fund	N	1.60%	March 31, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 - April 30, 2010
		1.20%	May 1, 2010 – May 1, 2011
	Y	1.00%	March 31, 2010 – May 1, 2011

AQR Emerging Markets Fund	N	1.60%	March 31, 2010 - April 30, 2010
		1.75%	May 1, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 - April 30, 2010
		1.45%	May 1, 2010 – May 1, 2011
	Y	1.05%	April 30, 2010

AQR Equity Plus Fund	N	1.60%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010

AQR Small Cap Core Fund	N	1.40%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010

AQR Small Cap Growth Fund	N	1.50%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010